SEVENTEENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Seventeenth Amendment to Employment Agreement is made and entered into as of March 15, 2010 by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and Brud Drachman ("Executive").

Recitals

A)	On January 11, 2000 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on sixteen prior occasions;

C)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Agreement which provides:

3.1           Term. The term of Executive’s employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2010 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective March 15, 2010, to provide as follows:

3.1	Term. The term of Executive’s employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2011 unless sooner terminated or extended as hereinafter provided.

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                                                                                                EMPLOYER

                             PRICESMART, INC.

Brud Drachman                                                                           By: ____________________

______________________                                                   Name: Jose Luis Laparte

                          Its: President